Exhibit 99.1

GeoTraq Announces Issuance of Patent by USPTO for Use in Company’s Cellular IoT Modules

GeoTraq’s integrated modules help enable IoT globally

LAS VEGAS --- January 16, 2019 --- GeoTraq Inc., a subsidiary of Appliance Recycling Centers of America, Inc. (NASDAQ: ARCI), is excited to announce the approval of its patent (No. 10,182,402) for ground-breaking technology that is core to the company’s integrated cellular IoT modules.

GeoTraq believes that this innovative technology is set to revolutionize the way people locate assets and communicate data globally.  Through their integrated modules and connectivity, this patent provides GeoTraq with the intellectual property rights to significantly increase the battery life of devices that utilize GeoTraq technology by remotely controlling scheduled wakeup intervals to reduce power consumption. In addition, the intellectual property allows GeoTraq the ability to provide accurate location information directly from its module without using GPS technology.

GeoTraq offers low cost, long battery life, small form factor, fully integrated modules that require no soldering to boards.  Attach an antenna, battery, and sensor if applicable, and activate your device in under 5 minutes.

“This is another important step in GeoTraq’s strategy to simplify how devices are connected to the Internet of Things,” states Pierre Parent, GeoTraq’s Chief Technology Officer.  “By incorporating location capabilities directly into the wireless chipset, GeoTraq modules allow our customers to build smaller, less expensive devices.  Eliminating GPS chipsets, while giving customers remote control over the timing of device wake ups to report position and sensor status, significantly extends battery life.

To learn more about this technology and how it can power IoT solutions go to www.geotraq.com The patent can be reviewed at http://patft.uspto.gov/netacgi/nph-Parser?Sect1=PTO2&Sect2=HITOFF&u=%2Fnetahtml%2FPTO%2Fsearch-adv.htm&r=1&p=1&f=G&l=50&d=PTXT&S1=geotraq&OS=geotraq&RS=geotraq.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding the revolution of the location of assets and global communication of data. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with the general economic conditions, competition in the Internet of Things industry and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Other risks may be detailed from time to time in reports to be filed with the SEC.

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About GeoTraq

GeoTraq is a cellular IoT module manufacturer and network operator that is committed to creating real ROI’s for customers through simple cellular IoT modules that are quick to deploy, easy to maintain, and provide the right data, at the right time.  Intelligently designed integrated modules, that provide “service in a module”, customers get form factors smaller than a penny, cellular power saving mode, and non-IP Data delivery over Tier-1 cellular connectivity across 193 countries, delivering ubiquitous global coverage.  Leveraging existing network infrastructure, and understanding the basic needs of IoT communications, GeoTraq has created a low power, long range, cost competitive communications solution. Visit GeoTraq online at www.GeoTraq.com.

About ARCA

ARCA and subsidiaries are in the business of recycling major household appliances in North America by providing turnkey appliance recycling and replacement services for utilities and other sponsors of energy efficiency programs. In addition, through GeoTraq, ARCA is engaged in the development, design and ultimately ARCA expects the sale of cellular transceiver modules, also known as Cell-ID modules.

GeoTraq contact:

Tiffani Neilson (USA), +1.702.757.4080; tneilson@geotraq.com

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